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                                                                    EXHIBIT 10.9


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                            LEASE AGREEMENT BETWEEN



                     WHLC REAL ESTATE LIMITED PARTNERSHIP,

                                AS LANDLORD, AND



                                H.D. VEST, INC.,

                                   AS TENANT



                            DATED AUGUST 14th, 1997



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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.      Lease Grant.........................................................   1

2.      Term................................................................   1

3.      Rent................................................................   1
        (a)   Basic Rent....................................................   1
        (b)   Payment.......................................................   1
        (c)   [Intentionally omitted].......................................   2
        (d)   Operating Costs...............................................   2
        (e)   Tenant Inspection Right.......................................   5

4.      Delinquent Payment; Handling Charges................................   5

5.      Security Deposit....................................................   5

6.      Landlord's Obligations..............................................   6
        (a)   Services......................................................   6
        (b)   Excess Utility Use............................................   7
        (c)   Restoration of Services; Abatement............................   8

7.      Improvements; Alterations; Repairs; Maintenance.....................   8
        (a)   Improvements; Alterations.....................................   8
        (b)   Repairs; Maintenance..........................................   9
        (c)   Performance of Work...........................................   9
        (d)   Mechanic's Liens..............................................   9

8.      Use.................................................................   9

9.      Assignment and Subletting...........................................  10
        (a)   Transfers; Consent............................................  10
        (b)   Cancellation..................................................  11
        (c)   Additional Compensation.......................................  11
        (d)   Permitted Transfers...........................................  11

10.     Insurance; Waivers; Subrogation; Indemnity..........................  11
        (a)   Insurance.....................................................  11
        (b)   Waiver of Negligence; No Subrogation..........................  12
        (c)   Indemnity.....................................................  12

11.     Subordination; Attornment; Notice to Landlord's Mortgagee...........  12
        (a)   Subordination.................................................  12

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        (b)   Attornment....................................................  13
        (c)   Notice to Landlord's Mortgagee................................  13

12.     Rules and Regulations...............................................  13

13.     Condemnation........................................................  13
        (a)   Total Taking..................................................  13
        (b)   Partial Taking - Tenant's Rights..............................  13
        (c)   Partial Taking - Landlord's Rights............................  13
        (d)   Award.........................................................  13

14.     Fire or Other Casualty..............................................  14
        (a)   Repair Estimate...............................................  14
        (b)   Landlord's and Tenant's Rights................................  14
        (c)   Landlord's Rights.............................................  14
        (d)   Repair Obligation.............................................  14

15.     Personal Property Taxes.............................................  14

16.     Events of Default...................................................  15

17.     Remedies............................................................  15

18.     Payment by Tenant; Non-Waiver.......................................  16
        (a)   Payment by Tenant.............................................  16
        (b)   No Waiver.....................................................  16

19.     Landlord's Lien.....................................................  17

20.     Surrender of Premises...............................................  17

21.     Holding Over........................................................  17

22.     Certain Rights Reserved by Landlord.................................  18

23.     Substitution Space..................................................  18

24.     Miscellaneous.......................................................  18
        (a)   Landlord Transfer.............................................  18
        (b)   Landlord's Liability..........................................  18
        (c)   Force Majeure.................................................  18
        (d)   Brokerage.....................................................  19
        (e)   Estoppel Certificates.........................................  19
        (f)   Notices.......................................................  19
        (g)   Separability..................................................  19

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        (h)   Amendments; and Binding Effect................................  19
        (i)   Quiet Enjoyment...............................................  19
        (j)   No Merger.....................................................  20
        (k)   No Offer......................................................  20
        (l)   Entire Agreement..............................................  20
        (m)   Waiver of Jury Trial..........................................  20
        (n)   Governing Law.................................................  20
        (o)   Joint and Several Liability...................................  20
        (p)   Financial Reports.............................................  20
        (q)   Landlord's Fees...............................................  20
        (r)   Telecommunications............................................  21
        (s)   General Definitions...........................................  21
        (t)   Confidentiality...............................................  21
        (u)   List of Exhibits and Schedules................................  21

25.     Use of Roof.........................................................  21

26.     Signage.............................................................  22

27.     Early Occupancy.....................................................  23

28.     Right to Recapture..................................................  23

29.     Other Provisions....................................................  24

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                             LIST OF DEFINED TERMS
                             ---------------------

                                                                            Page
                                                                            ----

Additional Rent............................................................    2
Affiliate..................................................................   21
Basic Rent.................................................................    1
Building...................................................................    1
Casualty...................................................................   14
Collateral.................................................................   17
Commencement Date..........................................................    1
Comparable Buildings.......................................................    9
Construction Allowance.....................................................  D-4
Controllable Costs.........................................................    2
Damage Notice..............................................................   14
Event of Default...........................................................   15
Expansion Space............................................................  G-1
Expense Stop...............................................................    2
including..................................................................   21
Interest Rate..............................................................    5
Landlord...................................................................    1
Landlord's Mortgagee.......................................................   12
Law........................................................................   21
Laws.......................................................................   21
Lease......................................................................    1
Loss.......................................................................   22
Loss.......................................................................   12
No Access Rooms............................................................  C-1
Operating Costs............................................................    2
Operating Costs and Tax Statement..........................................    4
Permitted Transfer.........................................................   11
Permitted Transferees......................................................   11
Permitted Use..............................................................    9
Premises...................................................................    1
Proportionate Share........................................................    4
Rent.......................................................................    1
Security Deposit...........................................................    5
Sign.......................................................................   22
Taking.....................................................................   13
Taxes......................................................................    4
Tenant.....................................................................    1
Tenant Party...............................................................   21
Tenant's Equipment.........................................................   21
Term.......................................................................    1
Total Construction Costs...................................................  D-4

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Transfer...................................................................   10
UCC........................................................................   17
Work.......................................................................  D-3
Working Drawings...........................................................  D-3


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                                     LEASE
                                     -----

     THIS LEASE AGREEMENT (this "Lease") is entered into as of August __, 1997, between WHLC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and H.D. VEST, INC., a Texas corporation ("Tenant").

     1. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the fourth (4th), fifth (5th), and sixth (6th) floors (the "Premises") as depicted in the plan attached as Exhibit A in the office building (the "Building") located at 6333 N. State Highway 161, Irving, Texas 75219, known as Las Colinas Corporate Center - Phase I. The land on which the Building is located is described on Exhibit B. The term "Building" includes the related land, driveways, parking facilities, and similar improvements.

     2. Term. The term of this Lease shall be 120 months, commencing (subject to the provisions of Exhibit D) on January 1, 1998 (the "Commencement Date"), and expiring at 5:00 p.m., December 31, 2007 (the "Term", which definition shall include all effective renewals of the initial Term). Exhibit D to this Lease delineates Landlord's and Tenant's respective responsibilities regarding delivery of the Premises to Tenant, and provides for adjustment of the Commencement Date in certain instances and for certain remedial rights if Landlord is delayed in so delivering the Premises.

     3.   Rent.

          (a) Basic Rent. "Basic Rent" (herein so called) shall be the following amounts for the following periods of time:

          Time Period         Monthly Basic Rent

            Month 1              No Basic Rent

            Month 2                $94,468.00

          Months 3-24             $138,165.00

          Months 25-48            $148,153.00

          Months 49-84            $154,812.00

          Months 85-120           $158,141.00

          (b) Payment. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "Rent"), without deduction or set off except as herein expressly provided, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes. The second

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monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the third full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

          (c)  [Intentionally omitted].

          (d)  Operating Costs.

               (1) Tenant shall pay an amount (per each rentable square foot in the Premises) ("Additional Rent") equal to the difference between the Operating Costs (defined below) per rentable square foot in the Building and the actual Operating Costs for the calendar year 1998 (the "Expense Stop"); provided, that any increase in Additional Rent attributable to Controllable Costs (hereafter defined) for any calendar year of the Lease shall not exceed 8% of the Controllable Costs for the previous calendar year. As used herein, the term "Controllable Costs" shall mean all Operating Costs except for costs related to insurance and costs related to provision of utility services. Landlord may collect such amount in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant the Operating Costs and Tax Statement (defined below). Alternatively, Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

               (2) The term "Operating Costs" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs:
     (A) reasonable wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its

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     reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 3.(d); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance). Landlord shall use commercially reasonable efforts to minimize Operating Costs in a manner consistent with good business practices, and there shall be no duplication in charges to Tenant.

          Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 3.(d)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, including legal fees to settle disputes with other tenants, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving (including painting, decorating or redecorating) space for other occupants of the Building or vacant space in the Building or any other costs directly related to procuring new leases or renewals, expansions or extensions of existing leases; (viii) Taxes (defined below), (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building,
     (x) any taxes levied or assessed against the personal property of any other tenant, (xi) rental concessions or lease buy-outs; (xii) brokerage, legal and professional fees expended by Landlord in connection with negotiating and entering into any leases and any related instruments (including without limitation guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any other third party leases other than Tenant or a Tenant Party or other occupant of any portion of the Building, and the enforcement of any such instruments relating to any other third party leases other than Tenant or a Tenant Party; (xiii) any costs, fines or penalties incurred due to intentional violations by Landlord of any law or applicable regulations; (xiv) correcting any construction or design defects in the Building; (xv) the replacement of any item covered under warranty to the extent of proceeds or payments actually received by Landlord under such warranty; (xvi) work or service performed on any facility other than the Building or the Premises or on any common area that serves the Building or the Premises and any other building or premises, provided that the charge for any such work or services for such common area shall be allocated equitably among the buildings served thereby and any charge so allocated to the Building shall be included in Operating Costs; and (xvii) a violation or claimed violation by Landlord or any other tenant or occupant of the terms and conditions of any lease or other rental arrangement covering space in the Building (or any portion thereof).

               (3) Tenant shall also pay its Proportionate Share (defined below) of any increase in Taxes for each year and partial year falling within the Term, which shall be determined by multiplying the difference between (A) the Taxes for the year in question and (B) $487,146.00 by Tenant's Proportionate Share. Tenant shall pay its Proportionate Share

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     of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "Taxes" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the reasonable costs of consultants and appraisers retained in an effort to lower taxes and all reasonable costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building.

               (4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 3.(d)(6), and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

               (5) As used herein, Tenant's "Proportionate Share" shall be 51.37%, which is the percentage obtained by dividing the rentable square feet of area in the Premises, which is stipulated to be 80,721 rentable square feet, by the total number of square feet of area in the Building, which is stipulated to be 157,144 rentable square feet. If either party so requests, the area of the Premises or the Building shall be remeasured, at the requesting party's cost, by an engineer or architect reasonably satisfactory to both parties using the American National Standard Method for measuring floor area in office buildings ANSI/BOMA Z65.1-1996 (the "BOMA Method"). The area stipulated herein shall be fully applicable and binding on the parties until after such time, if ever, as any such measurement is effected, following which event the new measurements, if they differ by more than three percent (3%) from those herein set forth, shall be applicable to future obligations only. Either party must make its request regarding remeasurement not later than 60 days after the Commencement Date, and thereafter neither party shall have any further right to so remeasure either the Premises or the Building.

               (6) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

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          (e)  Tenant Inspection Right. After giving Landlord 30-days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs for any periods of time within one year before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Operating Costs on an annual Operating Costs and Tax Statement within 180 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs for the year in question and the calculation of Operating Costs set forth on such statement shall be final. Tenant's audit or inspection shall be conducted during business hours reasonably designated by Landlord. Tenant shall pay the reasonable out-of-pocket cost paid to third parties of such audit or inspection, unless the total Operating Costs charged to Tenant for the time period in question is determined to be in error by more than 5% in the aggregate, and, as a result thereof, Tenant paid to Landlord $5,000 more than the actual Operating Costs due for such time period, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Costs previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Provided Landlord's accounting for Operating Costs is consistent with the terms of this Agreement, Landlord's good faith judgment regarding the proper interpretation of this Agreement and the proper accounting for Operating Costs shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, and (2) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Further, if Tenant agrees to compensate any such third party on a contingency fee basis or in any other manner which is dependent upon the results of the audit or inspection, then Landlord's obligation shall be limited to refunding any erroneous overpayment of Operating Costs by Tenant, and Landlord shall not be obligated to reimburse Tenant for any fees or other costs incurred in connection with such audit or inspection.

     4. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 12% per annum (the "Interest Rate") or the maximum lawful rate of interest; additionally, after Landlord has delivered to Tenant written notice of its failure to pay Rent when due pursuant to Section 16.(a), then Landlord may, without delivering to Tenant notice of such delinquency, charge Tenant a fee equal to 5% of any future delinquent payment during the 12-month period following such delinquency to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

     5. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord $138,165.00 (the "Security Deposit"), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 16). Landlord may, from time to time and without prejudice to any other remedy, use all or

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a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may, upon written notice to Tenant, assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

     6.   Landlord's Obligations.

          (a) Services. Landlord shall furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for the Comparable Buildings (defined below); (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations in accordance with Schedule 6(a), provided that Landlord shall have no obligation to furnish janitorial services to any No Access Rooms (as defined in Exhibit C) and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays (but Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, 52 weeks per year); (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage and replacement of Building-standard lamps and ballasts; and (6) a multi-function card-key building access system to the Premises, Building, and common area entrances, and on-call access to uniform guard service, which service shall be accessible during business and evening hours following the Commencement Date (provided however, that Landlord shall not be liable in damages (whether under theories of strict liability, tort or otherwise) to Tenant or any assignee or sublessee for failure to provide any security service in respect of the Premises or the Building, Tenant's sole remedy in case of failure to provide such service being to enforce specific performance of Landlord's obligations). If Tenant has any reasonable objection to the security service provided by Landlord, it may notify Landlord thereof, specifying in detail the reasons for its dissatisfaction. Following receipt of such notice, Landlord shall have 30 days to consult with its service provider in an effort to rectify the sources of Tenant's dissatisfaction. If following such 30-day period Tenant is still dissatisfied with the security service provided by Landlord, it may so notify Landlord and Landlord shall then have 30 days to provide an alternate security service provider reasonably satisfactory to Tenant. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 6.(a)(2) at any time other than (A) between 7:00 a.m. and 7:00 p.m. on weekdays, (B) between 8:00 a.m. and 1:00 p.m. on Saturday, or (C) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request (or verbal request followed by written confirmation within 24 hours of the next business day) of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant

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shall pay to Landlord the cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Upon request, Landlord shall provide for janitorial services in excess of or in addition to those required under Section 6.(a)(3), provided that Tenant shall pay all costs incurred in providing such extra or additional services within ten days after Landlord has delivered to Tenant an invoice therefor. For the purposes of this
Section 6.(a), the term "holidays" shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day, and Christmas Day. At such time, if ever, as Landlord completes development of office building improvements on the property adjoining the Building and a majority of the space in such improvements is occupied, then so long as Landlord or any Affiliate of Landlord owns both the Building and such other office building Landlord shall provide on-site uniform guard service therefor during evening hours as determined by Landlord, which services shall be provided under the same terms and conditions (and subject to the same limitations on liability) as provided in Section 6.(a)(6).

          (b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 6(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved, which approval shall not be unreasonably withheld or delayed, in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, which judgment shall not be unreasonably withheld or delayed, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may require Tenant to (or Tenant in its sole discretion may), at Tenant's sole cost and expense, install supplemental air conditioning units or other supplemental equipment in the Premises in accordance with Section 7, such installation to commence within thirty (30) days after Tenant receives notice from Landlord and to be diligently and continuously pursued to completion thereafter, and the cost of operation, use, and maintenance thereof shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

          (c) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service, including utility services, required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than six consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy, be entitled to a reasonable abatement of Rent for each consecutive day (after such six-day period) that Tenant is so prevented from using the Premises.

     7.   Improvements; Alterations; Repairs; Maintenance.

          (a) Improvements; Alterations. Following completion of Tenant's initial improvements, improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved, which approval shall not be unreasonably withheld or delayed, in writing by Landlord. Except for cosmetic, non-structural alterations, additions or improvements with a cost of $5,000.00 or less, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Except for cosmetic, non-structural alterations, additions or improvements that are not readily visible from the exterior of the Building or to other tenants of the Building with a cost of $5,000.00 or less, Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant, provided that (1) at the time Tenant obtains Landlord's approval of plans and specifications for any alterations, additions, or improvements, Landlord shall, if Tenant so requests, specify whether the same shall be so removed or shall remain on the Premises,
(2) Tenant shall not be required to remove any cabling installed as a part of construction of Tenant's initial improvements in the Premises as specified in Exhibit D, and (3) Tenant may remove from the Premises the items specified in
Section 20. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

          (b)  Repairs; Maintenance.

               (1) Landlord's Obligations. Landlord shall maintain the common areas of the Building and the Building systems in a manner consistent with other mid-rise (i.e., having three to twelve stories) multi-tenant commercial office buildings comparable to the Building in size, design, quality, use and tenant mix located in the Las Colinas area north of Gateway Drive, east of Beltline Road, west of O'Connor Boulevard and south of Interstate Highway 635 ("Comparable Buildings"), including the structural components of the Building, card access system, landscaping, snow and ice removal (when required) and, subject to Section 14, repairs necessitated because of casualty (other than casualties caused by Tenant).

               (2) Tenant's Obligations. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's reasonable direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after Tenant's receipt of Landlord's written notice for Tenant to make such repair or replacement, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all reasonable repair or replacement work performed by Landlord under this Section 7 shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor.

          (c) Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved, which approval shall not be unreasonably withheld or delayed, in writing by and reasonably satisfactory to Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises, the Building, or the components thereof.

          (d) Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within 45 days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any reasonable amounts so paid, including reasonable expenses and interest, shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

     8. Use. Tenant shall continuously occupy and use the Premises only for general office purposes (the "Permitted Use") and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any hazardous materials or substances. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

     9.   Assignment and Subletting.

          (a) Transfers; Consent. Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 9.(a)(l) through 9.(a)(6) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is creditworthy (i.e., can be reasonably expected to meet its financial obligations as they become due),
(B) has a good reputation in the business community, (C) does not engage in business similar to those of other tenants in the Building, and (D) is not another occupant of the Building or person or entity to whom Landlord has submitted a written proposal to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray all of Landlord's expenses in reviewing such request. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Unless otherwise agreed, no Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the reasonable cost of any demising walls or other improvements necessitated by applicable governmental laws, codes, rules, and regulations regarding a subletting or assignment.

          (b) Cancellation. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or to subletting (1) for a period in excess of 36 months, or (2) made at a time when the remaining length of the Term is 36 months or less, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. Landlord shall notify Tenant in writing if it elects to cancel this Lease as provided herein, and Tenant shall have 15 days after receipt of such cancellation notice to withdraw its request. If Tenant timely withdraws its request in writing, then this Lease shall remain in full force and effect as to the entire Premises. If Tenant does not withdraw its request and Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (l) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

          (d) Permitted Transfers. Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises to the following types of entities ("Permitted Transferees") without the written consent of Landlord (each, a "Permitted Transfer"): (1) Affiliates of Tenant; and (2) Subsidiaries of Tenant (being any entity in which Tenant owns more than 50% of the outstanding equity interests); (3) any entity or entities owned or controlled by any majority shareholder of Tenant; (4) any corporation resulting from the merger or consolidation of Tenant; or (5) any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the Premises. Tenant will promptly notify Landlord of any Permitted Transfer.

     10.  Insurance; Waivers; Subrogation; Indemnity.

          (a) Insurance. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $1,000,000 per occurrence with $2,000,000 in the aggregate or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) worker's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (4) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

          (b) Waiver of Negligence; No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or to any coinsurance penalty which Landlord may sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          (c) Indemnity. Subject to Section 10.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, actual direct (but not consequential) damages, and expenses (including reasonable attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises (other than a structural failure of the Building) or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. Subject to Section l0.(b), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, actual direct (but not consequential) damages, and expenses (including reasonable attorneys' fees) for any Loss arising from any occurrence in the Building's common areas. The indemnities set forth in this Section 10.(c) shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party.

     11.  Subordination; Attornment; Notice to Landlord's Mortgagee.

          (a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "Landlord's Mortgagee"). Landlord shall use all commercially reasonable efforts to obtain a Subordination, Recognition and Attornment Agreement from Landlord's Mortgagee in form reasonably satisfactory to Tenant, providing that, so long as Tenant is not in default under this Lease, then Tenant's right to occupy the Premises pursuant to this Lease shall not be disturbed by any foreclosure or similar action taken by Landlord. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

          (b) Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          (c) Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

     12. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

     13.  Condemnation.

          (a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

          (b) Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          (c) Partial Taking Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13.(b).

          (d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

     14.  Fire or Other Casualty.

          (a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 75 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

          (b) Landlord's and Tenant's Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party solely caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

          (c) Landlord's Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

          (d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

     15. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

     16. Events of Default. Each of the following occurrences shall be an "Event of Default":

          (a) Tenant's failure to pay Rent within ten (10) days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16.(a) on more than one occasion during the twelve (12) month interval preceding such failure by Tenant;

          (b) Tenant fails to provide any estoppel certificate as called for in this Lease and such failure shall continue for ten (10) days after written notice from Landlord to Tenant of the expiration of the ten-day period provided in Section 24.(e);

          (c) Tenant's failure to perform, comply with, or observe any other non-monetary agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

          (d) The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 16.(d), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

     17. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

          (a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 18.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of"Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

          (b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 18.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to mitigate its damages and relet the Premises on such terms as Landlord in its sole but reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17.(b). If Landlord elects to proceed under this
Section 17.(b), it may at any time elect to terminate this Lease under Section 17.(a); or

          (c) Additionally, in the event Tenant fails to timely pay Rent, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant unless Tenant pays the delinquent Rent.

     18.  Payment by Tenant; Non-Waiver.

          (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable and necessary attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's personal property, (3) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions and other marketing costs incidental to such reletting), (4) performing Tenant's obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of Dallas County, Texas shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

          (b) No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

     19. Landlord's Lien. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property, except negotiable securities, books, accounts or files, of Tenant situated on the Premises, and all proceeds thereof (the "Collateral"), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Texas Uniform Commercial Code (the "UCC"). Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 19, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Landlord hereby subordinates its statutory lien, as well as the security interest granted to it under this Section 19, to all "purchase money security interests" (as such term is defined in the UCC) in the Collateral, and Landlord shall, at Tenant's expense, execute such documentation to evidence such subordination as the owner of any such purchase money security interest may reasonably request.

     20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, supplemental HVAC equipment, telecommunications equipment, signage (as provided in Section 26), Tenant's Equipment (as provided in Section 25), and personal property placed in or on the Premises or Building by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling and furniture as required in accordance with Section 7.(a); provided however, that Tenant shall not be required to remove any cabling installed as part of construction of Tenant's initial improvements in the Premises as specified in Exhibit D. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant after ten (10) days prior written notice to Tenant, and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

     21. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages (including damages incurred by Landlord arising out of any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom) and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to the greater of (a) 150% of the daily Basic Rent payable during the last month of the Term, or (b) 125% of the prevailing rental rate in the Building for similar space. The provisions of this

Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

     22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

          (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

          (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

          (c) Upon 24 hours advance prior notice to Tenant, to enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

     23.  Substitution Space. [Intentionally omitted].

     24.  Miscellaneous.

          (a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord's obligations hereunder in writing.

          (b) Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

          (c) Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, war, governmental laws, regulations, or restrictions, or any other similar causes of any kind whatsoever which are beyond the control of such party.

          (d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Fults Associates, Inc., Robert Deptula, and Transwestern Property Company whose commission shall be paid by Landlord pursuant to separate agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

          (f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          (j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (1) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          (m)  Waiver of Jury Trial. [Intentionally omitted].

          (n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

          (o)  Joint and Several Liability. [Intentionally omitted].

          (p) Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements; provided that if Tenant ceases to be a publicly held company, it shall provide audited financial statements to Landlord. Tenant will discuss its financial statements with Landlord. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's lenders or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order.

          (q) Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable and necessary costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

          (r) Telecommunications. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within or on the roof of the Building and from the Building to any other location without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

          (s) General Definitions. The following terms shall have the following meanings: "Laws" means all federal, state, and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Property, and "Law" means any of the foregoing; "Affiliate" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees, and invitees of the foregoing parties; and "including" means including, without limitation.

          (t)  Confidentiality. [Intentionally omitted].

          (u) List of Exhibits and Schedules. All exhibits and schedules attached hereto are incorporated herein by this reference.

          Exhibit A      -  Outline of Premises
          Exhibit B      -  Legal Description of Building
          Exhibit C      -  Building Rules and Regulations
          Exhibit D      -  Tenant Finish-Work
          Exhibit E      -  Parking
          Exhibit F      -  Renewal Option
          Exhibit G      -  Expansion Option

          Schedule 6(a)  -  Janitorial Standards
          Schedule 11(a) -  Form of Non-Disturbance Agreement
          Schedule 26    -  Description of Monument Signage

     25.  Use of Roof. Provided that Tenant complies with the terms of this
Section 25, Tenant may, at its risk and expense, install, operate, maintain, and repair telecommunications and wireless communications equipment and HVAC equipment and related wiring for its or its Permitted Transferee's use (collectively, the "Tenant's Equipment") on the roof of the Building at a location approved, which approval shall not be unreasonably withheld or delayed, by Landlord. Before installing Tenant's Equipment, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld or delayed and shall be in Landlord's sole but reasonable discretion) plans and specifications which (a) specify in detail the type, design, location, and size, of Tenant's Equipment, and (b) are sufficiently detailed to allow for the installation of Tenant's Equipment in a good and workmanlike manner and in accordance with all Laws. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use Tenant's Equipment in accordance with all Laws and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Landlord before Tenant begins to install Tenant's Equipment. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of Tenant's Equipment while it is on the Building and operate and maintain Tenant's Equipment in such a manner so as not to unreasonably interfere with any other satellite, antennae, or other equipment on the Building's roof or in the Building. Landlord may require that Tenant screen Tenant's Equipment with a parapet wall or other screening device acceptable to Landlord. Tenant shall maintain Tenant's Equipment and the screening therefor in good repair and condition. Tenant shall, at its risk and expense, commence removal of Tenant's Equipment, within five days after the occurrence of any of the following events: (1) the termination of Tenant's right to possess the Premises; (2) the termination of the Lease; (3) the expiration of the Term; or
(4) Tenant's vacating the Premises and shall thereafter, at its risk and expense, diligently and continuously pursue such removal to completion. If Tenant fails to do so, Landlord may, after thirty (30) days of Tenant's receipt of Landlord's prior written notice for Tenant to so remove Tenant's Equipment, remove Tenant's Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within thirty (30) days after Landlord's request therefor. Tenant shall repair any damage to the Building caused by or relating to Tenant's Equipment, including that which is caused by its installation, maintenance, use, or removal and shall indemnify Landlord against all reasonable costs and actual direct (but not consequential) liabilities, losses, and damages (a "Loss") arising from the installation, maintenance, use, or removal of Tenant's Equipment, including that caused by Landlord's negligence (unless the Loss in question was caused by Landlord's sole or gross negligence or willful misconduct). All work relating to Tenant's Equipment and the roof shall, at Tenant's expense, be performed by Landlord's roofing contractor. Tenant shall pay to Landlord monthly rent for the use of the space necessary to maintain Tenant's Equipment equal to the market monthly rate for similar spaces and for similar uses in the Comparable Buildings, as reasonably determined by Landlord from time to time which shall be payable contemporaneously with the payment of Basic Rent.

     26. Signage. Subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed, of the location, design, size, color, material composition, and plans and specifications therefor, and provided Tenant occupies at least two full floors of the Building, Tenant shall have the exclusive right (unless any other tenant occupies more space in the Building than Tenant, in which case such other tenant shall, if it so requests, have the right), at its sole risk and expense, (a) to construct one building fascia sign (the "Sign") on the Building, (b) to place (in the highest tenant identification position) identification letters on the monument sign for the Building fronting on Highway 161 and (c) if Landlord permits tenant signage on the monument sign for the Building fronting on Highway 114, to place (in the second highest tenant identification position) identification letters thereon. Landlord shall install no other, or permit any other tenant (other than a tenant occupying more space in the Building than Tenant as provided in the preceding sentence) to install another, sign on the exterior facade of the Building without Tenant's prior written consent. Such monument signs and the lettering thereon will generally be as reflected in Schedule 26. If Landlord, in its sole discretion, elects to position a monument sign for the Building at Campus Circle Drive, and if Landlord allows tenant's signage at the Campus Circle Drive entrance to the Building, then Tenant will (provided it occupies at least two full floors of the Building) be entitled (unless any other tenant occupies more space in the Building than Tenant, in which case such other tenant shall, if it so requests, be entitled) to place (in the second highest tenant identification position), identification letters on such monument sign. The foregoing monument signs shall be constructed at Landlord's expense, but Tenant shall be responsible for the cost of its lettering on the monument signs. Tenant shall erect the Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and will obtain all requisite approvals thereunder (the "Sign Requirements"), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the Sign in a good, clean, and safe condition in accordance with the Sign Requirements. After the end of the Term or after Tenant's right to possess the Premises has been terminated pursuant to Section 17.(b), Landlord may require that Tenant remove the Sign by delivering to Tenant written notice thereof within 30 days after the end of the Term. If Landlord so requests, Tenant shall within thirty (30) days after Tenant's receipt of such notice remove the Sign, and Tenant shall remove all of its lettering from monument signs, repair all damage caused thereby, and, in the case of the Sign, restore the Building to its condition before the installation of the Sign within thirty (30) days after Landlord's request therefor. If Tenant fails to timely do so, Landlord may, without compensation to Tenant, unless Tenant claims and removes the Sign and/or any lettering from the monument signs on or before thirty (30) days after Tenant's receipt of Landlord's prior written notice, (1) use the Sign or (2) at Tenant's expense, remove the Sign and/or any lettering from monument signs, perform the related restoration and repair work and, in the case of the Sign, dispose of the Sign in any manner Landlord deems appropriate. Tenant shall defend, indemnify, and hold harmless Landlord from all losses, claims, costs and liabilities arising in connection with or relating to the construction, installation, maintenance, use, or removal of the Sign, including those arising from Landlord's negligence. The rights granted to Tenant under this Section 26 may not be assigned to any party, except to a Permitted Transferee in connection with a Permitted Transfer pursuant to Section 9.(d) herein.

     27. Early Occupancy. If the Commencement Date is postponed to May 1, 1998 due to delay caused by Landlord, as contemplated in Exhibit D, then Tenant shall have the right after January 19, 1998, to occupy the Premises prior to the Commencement Date of this Lease. Upon such early access, Tenant shall be responsible for (a) having in full force and effect all insurance required under the Lease, and (b) prompt payment of all utility costs for the Premises incurred after the earlier of Tenant's occupancy or the Commencement Date of this Lease. Landlord and Tenant agree that Tenant's early occupancy of the Premises shall be at Tenant's sole risk. Tenant's early occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of the Lease. Tenant shall pay Basic Rent, pro rata based on the space actually occupied for the conduct of Tenant's business, for the right of early occupancy of the Premises.

     28. Right to Recapture. If Tenant vacates one or more floors of the Premises for a period in excess of one year, Landlord will have the option to terminate this Lease as to such vacated space by delivering to Tenant 60-days prior written notice of such decision. Tenant shall then have 30 days following expiration of such 60-day period to notify Landlord in writing that it will reoccupy the vacated space and to reoccupy the space. If Tenant so notifies Landlord and reoccupies the vacated space within such 30-day period, then this Lease shall remain in full force and effect as to the entire Premises. If Tenant fails to so notify Landlord or to reoccupy the space within such 30-day period, this Lease will automatically terminate as to the vacated space at the expiration of the 30-day period and both parties will be relieved of all rights, duties or obligations hereunder with respect to such space, except for duties and obligations accruing prior to such termination, which will be required to be satisfied in accordance with the terms of this Lease.

     29. Other Provisions. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE.

     Dated as of the date first above written.

                         TENANT:

                         H. D. VEST, INC.


                         By:  /s/ TED SINCLAIR
                            ----------------------------------------------------
                         Name:  Ted Sinclair
                              --------------------------------------------------
                         Title:    CFO
                               -------------------------------------------------
                         Address:   433 East Las Colinas Blvd, 3rd Floor
                                    Irving, Texas 75034
                                    Attn:     R. Bredt Norwood
                         Telecopy:  972-863-1628

                    and a copy to:  Malouf Lynch Jackson Kessler & Collins
                                    8117 Preston Road, Suite 700 West
                                    Dallas, Texas 75225
                                    Attn: Anthony J. Interrante
                         Telecopy:  972-373-0241


                         LANDLORD:

                         WHLC REAL ESTATE LIMITED
                         PARTNERSHIP,

                         By:  WHRB Gen-Par, Inc.
                            ---------------------------------------------------,
                              general partner


                              By:   /s/ WILLIAM G. MUNDINGER
                                 -----------------------------------------------
                              Name:  William G. Mundinger
                                   ---------------------------------------------
                              Title: Assignment Vice President
                                    --------------------------------------------
                         Address:   600 E. Las Colinas Blvd.
                                   ---------------------------------------------
                                    Irving, Texas 75039
                                   ---------------------------------------------

                                   ---------------------------------------------
                         Telecopy:  972/868-2508
                                   ---------------------------------------------